EXHIBIT NO. 99.(a) 16

MFS SERIES TRUST I

CERTIFICATION OF AMENDMENT

TO DECLARATION OF TRUST

REDESIGNATION OF SERIES

Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust I (the “Trust”), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

The series designated as MFS Global Brands Fund shall be redesignated as MFS Global Leaders Fund.

Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of September 14, 2011 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
c/o MFS Investment Management	ROBERT J. MANNING
500 Boylston Street	Robert J. Manning
Boston, MA 02116	MFS Investment Management
500 Boylston Street
Boston, MA 02116
MAUREEN R. GOLDFARB
Maureen R. Goldfarb
c/o MFS Investment Management	ROBERT C. POZEN
500 Boylston Street	Robert C. Pozen
Boston, MA 02116	MFS Investment Management
500 Boylston Street
Boston, MA 02116
DAVID H. GUNNING
David H. Gunning
c/o MFS Investment Management	J. DALE SHERRATT
500 Boylston Street	J. Dale Sherratt
Boston, MA 02116	c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
WILLIAM R. GUTOW
William R. Gutow
c/o MFS Investment Management	LAURIE J. THOMSEN
500 Boylston Street	Laurie J. Thomsen
Boston, MA 02116	c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
MICHAEL HEGARTY
Michael Hegarty
c/o MFS Investment Management	ROBERT W. UEK
500 Boylston Street	Robert W. Uek
Boston, MA 02116	c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116
JOHN P. KAVANAUGH
John P. Kavanaugh
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116